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                                                                     Exhibit 4.5
                      LOAN ESCROW AND SECURITY AGREEMENT

     THIS LOAN ESCROW AND SECURITY AGREEMENT (this "Agreement"), dated as of July 2, 2001, is by and among MISSION ENERGY HOLDING COMPANY, a Delaware corporation (the "Company"), GOLDMAN SACHS CREDIT PARTNERS L.P., as the Collateral Agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, together with its successors in such capacity, the "Term Loan Collateral Agent"), GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent") under the Credit Agreement (defined below) and WILMINGTON TRUST COMPANY, as Loan Escrow Agent (in such capacity, together with its successors in such capacity, the "Loan Escrow Agent"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement.

                                  WITNESSETH:

     WHEREAS, the Company, various Lenders (the "Lenders"), the Administrative Agent and the Term Loan Collateral Agent have entered into Credit Agreement, dated as of the date hereof (as amended and supplemented from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to extend a loan to the Company in an aggregate amount not to exceed $385,000,000 (the "Term Loan");

     WHEREAS, the Company has agreed to grant to the Term Loan Collateral Agent on behalf of the Term Loan Secured Parties (as defined in the Credit Agreement) a security interest in the Account (as defined below) and all funds and securities contained therein;

     WHEREAS, the Company has agreed to place in escrow the Initial Escrow Amount (as defined below), to be held pursuant to the terms of this Agreement and the Credit Agreement;

     WHEREAS, the Loan Escrow Agent has established an escrow account in the State of New York, number 55552-0, in the name of the Company (the "Account"); and

     WHEREAS, the Company and the Loan Escrow Agent are entering into this Agreement to provide for the control of the Account and to perfect the security interest of the Term Loan Collateral Agent, for the benefit of the Term Loan Secured Parties, in the Account and all funds and securities contained therein as more fully described in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follow for the express benefit of the Term Loan Collateral Agent and the Administrative Agent (each on behalf of the Term Loan Secured Parties):

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     1.    Initial Escrow Amount; Additional Escrow Amounts; Investment of
           ---------------------------------------------------------------
Funds
-----

          (a) Deposit of Initial Escrow Amount by the Company.  On the date
              -----------------------------------------------
     hereof, the Company shall deliver to the Loan Escrow Agent, from a portion of the net proceeds from the Term Loan, cash in an amount so as to be, together with any interest thereon, designed to pay the first eight scheduled cash interest payments on the Term Loan. As of the date hereof, the parties agree that such amount shall be equal to $87,545,141.49 (the "Initial Escrow Amount"). The Initial Escrow Amount was calculated by (1) assuming that the Adjusted Eurodollar Rate for each of the seven Interest Periods (as defined in the Credit Agreement) beginning October 2, 2001 is identical to the Adjusted Eurodollar Rate for the initial Interest Period (i.e., 3.84%), (2) using a margin equal to the Applicable Margin (as defined in the Credit Agreement) plus 0.50% and (3) assuming a rate of return on the Initial Escrow Amount equal to the most recent yield on U.S. Government Securities (as defined below) with a maturity of three months (i.e., 3.64%). Following the initial investment of the Initial Escrow Amount, (A) if the Administrative Agent determines that the actual rate of return is higher than 3.64% and that as a result there are excess funds in the Account, the Administrative Agent shall instruct the Loan Escrow Agent not later than two business days after such determination to transfer such excess funds to the Company, and (B) if the Administrative Agent determines that the actual rate of return is lower than 3.64% and that as a result there are insufficient funds in the Account, the Administrative Agent shall notify the Company not later than two business days after such determination and the Company shall deposit such additional funds to the Account. The computations of the Administrative Agent pursuant hereto shall be binding on the Company, absent manifest error.

          (b) Deposit of Additional Escrow Amounts by the Company.  If the
              ---------------------------------------------------
     Adjusted Eurodollar Rate (as determined by the Administrative Agent pursuant to the Credit Agreement) for any Interest Period after the initial Interest Period (the "New High Rate") exceeds the highest Adjusted Eurodollar Rate for any previous Interest Period, then the Company shall, as promptly as practicable and in no event later than two Business Days after receiving notice to such effect from the Administrative Agent, deliver to the Loan Escrow Agent cash in an additional amount (an "Additional Escrow Amount") equal to the positive difference (rounded to the nearest cent) between (i) an amount calculated by (1) assuming that the Adjusted Eurodollar Rate for each of the remaining Interest Periods ending on (and including) July 2, 2003 is identical to the New High Rate, (2) using a margin equal to the Applicable Margin plus 0.50% and (3) assuming a rate of return on the amount then held in the Account pursuant to this Agreement and the Additional Escrow Amount equal to the most recent yield on U.S. Government Securities with a maturity of three months and (ii) the amount then held in the Account pursuant to this Agreement. The Administrative Agent shall make such computation and notify the Company and the Loan Escrow Agent, and the computations of the Administrative Agent pursuant hereto shall be binding on the Company, absent manifest error.

          (c) Investment of Funds In Account.  Funds deposited in the Account
              ------------------------------
     shall be invested and reinvested only upon the following terms and conditions:

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          (i)       Acceptable Investments. All funds deposited or held in the
                    ----------------------
                    Account at any time shall be invested by the Loan Escrow Agent in U.S. Government Securities (as defined below) in accordance with the Company's written instructions from time to time to the Loan Escrow Agent; provided, however, that
                                                      --------  -------
                    the Company shall only designate investment of funds in U.S. Government Securities maturing in an amount sufficient to and/or generating interest income sufficient to, when added to the balance of funds held in the Account, provide for the payment of interest on the Term Loan on the Interest Payment Date beginning on and including October 2, 2001 and through and including the Interest Payment Date on July 2, 2003; provided, further, however, that any such written
                    --------  -------  -------
                    instruction shall specify the particular investment to be made, shall state that such investment is authorized to be made hereby and in particular satisfies the requirements of the preceding proviso, shall contain the certification referred to in Section 1(c)(ii), and shall be executed by any officer of the Company; provided, further, however, that
                                                --------  -------  -------
                    the Company may from time to time substitute additional funds consisting of cash or Cash Equivalents for some or all of the U.S. Government Securities then contained in the Account provided that (i) the cash or Cash Equivalents have a fair market value equal to or greater than the U.S. Government Securities so replaced, (ii) the Company provides the certification required by Section 1(c)(ii) and certifies that the foregoing clause (i) has been complied with and
                    (iii) the cash and Cash Equivalents are promptly invested in U.S. Government Securities in accordance with this Section 1(c)(i). All U.S. Government Securities shall be assigned to and held in the possession of, or, in the case of U.S. Government Securities maintained in book-entry form with the Federal Reserve Bank, transferred to a book-entry account in the name of the Loan Escrow Agent, for the benefit of the Term Loan Collateral Agent and the ratable benefit of the Term Loan Secured Parties, except that U.S. Government Securities maintained in book-entry form with the Federal Reserve Bank shall be transferred to a book-entry account in the name of the Loan Escrow Agent at the Federal Reserve Bank that includes only U.S. Government Securities held by the Loan Escrow Agent for its customers and segregated by separate recordation in the books and records of the Loan Escrow Agent. As used herein, U.S. Government Securities shall mean securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally

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

                    guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the issuer's option, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

          (ii)      Security Interest in Investments. No investment of funds in
                    --------------------------------
                    the Account shall be made unless the Company has certified to the Loan Escrow Agent and the Term Loan Collateral Agent that, upon such investment, the Term Loan Collateral Agent will have a first priority perfected security interest in the applicable investment for the benefit of the Term Loan Secured Parties.

          (iii)     Principal and Interest. All principal and interest earned on
                    ----------------------
                    funds invested in U.S. Government Securities shall be deposited in the Account as additional Collateral (as defined below) for the benefit of the Term Loan Collateral Agent and the ratable benefit of the Term Loan Secured Parties and shall be reinvested in accordance with Section 1(c)(i) hereof.

          (iv)      Limitation on Loan Escrow Agent's Responsibilities. The Loan
                    --------------------------------------------------
                    Escrow Agent's sole responsibilities under this Section 1(c) shall be (A) to retain possession of certificated U.S. Government Securities and to be the registered or designated owner of U.S. Government Securities which are not certificated, if any, (B) to follow the Company's written instructions given in accordance with Section 1(c)(i), (C) to invest and reinvest funds pursuant to this Section 1(c),
                    (D) to maintain possession of, and dominion and control over, the Account and the funds and U.S. Government Securities therein, unless and until such funds are permitted to be released or disbursed in accordance with the terms of this Agreement and (E) to use reasonable efforts to reduce to cash such U.S. Government Securities as may be required to fund any disbursement or payment in accordance with Section 1(a)(A) or Section 10. In connection with clause (A) above, the Loan Escrow Agent will maintain continuous possession in the State of New York of certificated U.S. Government Securities and cash included in the Collateral and will cause uncertificated U.S. Government Securities, if any, to be registered in the book-entry system of, and transferred to an account of the Loan

                    Escrow Agent or a sub-agent of the Loan Escrow Agent at, the Federal Reserve Bank of New York. Except as provided in
                    Section 6, the Loan Escrow Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the Loan Escrow Agent's security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause (E) above, and subject to the following sentence and except as otherwise provided in Section 10, the Loan Escrow Agent shall not be required to reduce to cash any U.S. Government Securities to fund any disbursement or payment in accordance with Section 1(a)(A) or Section 10 in the absence of written instructions signed by an officer of the Company specifying the particular investment to liquidate. If no such written instructions are received, the Loan Escrow Agent shall liquidate those U.S. Government Securities having the lowest interest rate per annum or if none such exist, those having the nearest maturity.

          (v)       Manner of Investment. Funds deposited in the Account shall
                    --------------------
                    be invested in a manner such that (excluding future increases in the Adjusted Eurodollar Rate) there will be sufficient funds available without any further investment by the Company to cover all interest due on the Term Loan, as such interest becomes due, for each Interest Payment Date occurring from the date of this Agreement and ending on (and including) July 2, 2003, provided that such investments shall have such maturities and/or interest payment dates such that funds will be available with respect to each such Interest Payment Date no later than the time the Loan Escrow Agent is required to distribute such funds to the Administrative Agent pursuant to Section 10(a). The Loan Escrow Agent shall have no responsibility for determining whether funds held in the Account shall have been invested in such a manner so as to comply with the requirements of this clause (v).

     2.        Release Of Amounts in Account. The Loan Escrow Agent shall hold
               -----------------------------
all amounts in the Account in escrow pursuant to this Agreement until authorized hereunder to deliver any or all of such amounts to the Company or to the Administrative Agent in accordance with the requirements of Section 1(a)(A) or
Section 10 hereof or to the Term Loan Collateral Agent in accordance with
Section 6 hereof.

     3.        Certain Additional Agreements. The Company, the Term Loan
               -----------------------------
Collateral Agent and the Administrative Agent shall, upon request by the Loan Escrow Agent, execute and deliver to the Loan Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Loan Escrow Agent to give effect to the provisions of Sections 1 and 2 hereof.

     4.        The Account.
               -----------

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          (a) THE PARTIES AGREE AND REPRESENT THAT (A) THE ACCOUNT HAS BEEN
     ESTABLISHED IN THE NAME OF THE COMPANY AS RECITED ABOVE, (B) THE ACCOUNT IS AN ACCOUNT AS TO WHICH FINANCIAL ASSETS ARE OR MAY BE CREDITED AND THE ACCOUNT IS A SECURITIES ACCOUNT, AND (C) THE ACCOUNT HAS NO FINANCIAL ASSETS WHICH ARE REGISTERED IN THE NAME OF THE COMPANY, PAYABLE TO ITS ORDER, OR SPECIALLY ENDORSED TO IT, WHICH HAVE NOT BEEN ENDORSED TO THE LOAN ESCROW AGENT OR IN BLANK.

          (b) THE LOAN ESCROW AGENT AGREES AND REPRESENTS THAT (A) THIS AGREEMENT IS THE VALID AND LEGALLY BINDING OBLIGATION OF THE LOAN ESCROW AGENT, (B) EXCEPT FOR THE CLAIMS AND INTERESTS OF THE TERM LOAN COLLATERAL AGENT FOR THE BENEFIT OF THE TERM LOAN SECURED PARTIES AND THE CLAIMS AND INTERESTS OF THE COMPANY IN THE ACCOUNT, THE LOAN ESCROW AGENT DOES NOT KNOW OF ANY CLAIM TO OR INTEREST IN THE ACCOUNT OR IN ANY FINANCIAL ASSET CONTAINED THEREIN, (C) THE LOAN ESCROW AGENT SHALL, SUBJECT TO THE TERMS OF THIS AGREEMENT, TREAT THE COMPANY AS ENTITLED TO EXERCISE THE RIGHTS THAT COMPRISE ANY FINANCIAL ASSET CREDITED TO THE ACCOUNT AND (D) ALL PROPERTY DELIVERED TO THE LOAN ESCROW AGENT FOR DEPOSIT TO THE ACCOUNT WILL PROMPTLY BE CREDITED TO THE ACCOUNT. THE LOAN ESCROW AGENT WILL TREAT ALL PROPERTY HELD BY IT IN THE ACCOUNT AS FINANCIAL ASSETS UNDER ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK (THE "CODE"), PROVIDED, HOWEVER, IN THE EVENT THAT, BY REASON OF MANDATORY PROVISIONS OF LAW, ANY OR ALL OF THE PERFECTION OR PRIORITY OF THE SECURITY INTEREST IN ANY COLLATERAL IS GOVERNED BY THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN A JURISDICTION OTHER THAN THE STATE OF NEW YORK, THE TERM "CODE" SHALL MEAN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN SUCH OTHER JURISDICTION FOR PURPOSES OF THE PROVISIONS HEREOF RELATING TO SUCH PERFECTION OR PRIORITY AND FOR PURPOSES OF DEFINITIONS RELATED TO SUCH PROVISIONS, AND ANY REFERENCE TO ANY SECTION OF THE CODE HEREIN SHALL BE A REFERENCE TO SUCH SECTION AS IT IS MODIFIED AND AMENDED FROM TIME TO TIME AND TO ANY SUCCESSOR SECTION.

     5.   No Withdrawals. The Loan Escrow Agent shall neither accept nor comply
          --------------
with any order from the Company withdrawing any assets from the Account nor deliver any such assets to the Company, except in the circumstances described in
Section 10(b) or 10(c) hereof, as applicable, and only if the requirements to such transfer set forth in Section 10(b) or 10(c), as applicable, have been satisfied.

     6.   Grant Of Security Interest; Priority Of Security Interest.
          ---------------------------------------------------------

          (a) The Company hereby grants to the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties, to secure all Obligations under the Credit

     Agreement, a first priority security interest in the Account and all funds and securities contained therein and any and all proceeds of the foregoing (the "Collateral"). The Loan Escrow Agent consents to such security interest. The Loan Escrow Agent hereby waives and releases all liens, encumbrances, claims and rights of setoff the Loan Escrow Agent may have against the Account or any and all funds and securities contained in the Account and agrees that it will not assert any such lien, encumbrance, claim or right or the priority thereof against the Account or any funds or securities contained in the Account. The Loan Escrow Agent will not agree with any third party that the Loan Escrow Agent will comply with orders concerning the Account originated by such third party without the prior written consent of the Term Loan Collateral Agent and the Company. The Company represents and warrants that, except for the security interest granted to the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties hereby, the Company owns the Collateral free and clear of any and all liens, encumbrances and claims of others.

          (b) The Company and the Term Loan Collateral Agent hereby irrevocably instruct the Loan Escrow Agent to, and the Loan Escrow Agent shall, (i) (A) maintain sole dominion and control over funds and U.S. Government Securities in the Account for the benefit of the Term Loan Secured Parties to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated U.S. Government Securities purchased hereunder that are physically possessed by the Loan Escrow Agent in order for the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Company hereby agreeing that in the event any certificated U.S. Government Securities are in the possession of the Company or a third party, the Company shall undertake to deliver all such certificates to the Loan Escrow Agent), (C) take all steps specified by the Company pursuant to paragraph (a) above to cause the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties to enjoy a continuous perfected first priority security interest under the New York Uniform Commercial Code and any applicable law of the State of New York in all Collateral consisting of securities entitlements including, as applicable, all U.S. Government Securities purchased hereunder that are not certificated, if any, and (D) maintain the Collateral free and clear of all liens, encumbrances and claims against the Loan Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties; (ii) promptly notify the Term Loan Collateral Agent if the Loan Escrow Agent receives written notice that any person other than the Term Loan Collateral Agent has a lien, encumbrance or claim upon any portion of the Collateral; and (iii) in addition to disbursing amounts held in escrow pursuant to any order given to it by the Administrative Agent pursuant to Section 1(a)(A) or Section 10, upon receipt of written notice from the Administrative Agent of the acceleration of the maturity of the Term Loan, and direction from the Administrative Agent to disburse all funds in the Account to the Administrative Agent, as promptly as practicable, disburse all funds held in the Account to the Administrative Agent and transfer title to all U.S. Government Securities held by the Loan Escrow Agent hereunder to the Administrative Agent. The lien and security interest provided for by this
     Section 6 shall automatically terminate and cease to exist, and shall not extend or apply to, and the Term Loan Collateral Agent shall have no security interest in, any funds disbursed by the Loan Escrow Agent to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. Notwithstanding any other provisions contained in this Agreement, the Loan Escrow Agent shall act solely as the Term Loan Collateral Agent's agent in connection with its duties under this Section
     6. The Loan Escrow Agent shall not have any right to receive compensation from the Term Loan Collateral Agent or the Administrative Agent and shall have no authority to obligate the Term Loan Collateral Agent or the Administrative Agent or to subordinate, compromise or pledge its security interest hereunder. Accordingly, the Loan Escrow Agent is hereby directed to cooperate with the Term Loan Collateral Agent and the Administrative Agent in the exercise of its rights in the Collateral provided for herein.

          (c) Any money and U.S. Government Securities collected by the Administrative Agent pursuant to Section 6(b)(iii) shall be applied as provided in the Credit Agreement. Any surplus of such cash or cash proceeds held by the Term Loan Collateral Agent or the Administrative Agent and remaining after the 91st day after payment in full of all the Obligations under the Credit Agreement shall be paid over as provided in
     Section 10(c).

          (d) The Company hereby appoints the Term Loan Collateral Agent as its attorney-in-fact with full power of substitution, upon an Event of Default as defined in the Credit Agreement, to do any act which the Company is obligated hereto to do, and the Term Loan Collateral Agent may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Term Loan Collateral Agent's security interest hereunder. In addition to the rights provided under Section 6(b)(iii) hereof, upon an Event of Default and for so long as such Event of Default continues, the Term Loan Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code or other applicable law, and the Term Loan Collateral Agent may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Term Loan Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Term Loan Collateral Agent may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Term Loan Collateral Agent shall not be obligated to make any sale regardless of notice of sale having been given. The Term Loan Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     7.   Statements, Confirmations And Notices Of Adverse Claims. The Loan
          -------------------------------------------------------
Escrow Agent will send copies of all statements (including monthly statements), confirmations and other correspondence concerning the Account simultaneously to the Company, the Term Loan Collateral Agent and the Administrative Agent at the addresses set forth in
Section 11(f) of this Agreement. If any person asserts in writing any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, the Loan Escrow Agent will promptly notify the Company, the Term Loan Collateral Agent and Administrative Agent thereof.

     8.   Loan Escrow Agent.
          -----------------

          (a) The Loan Escrow Agent, in its capacity as such, shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Credit Agreement, except those expressly set forth herein. Except for this Agreement, the Loan Escrow Agent, in its capacity as such, is not a party to, or bound by, any agreement that may be required under, evidenced by, or arise out of the Credit Agreement.

          (b) If the Loan Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Account, which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by a joint written instruction of the Company and the Administrative Agent or by order of a court of competent jurisdiction. The Loan Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other document reasonably believed by the Loan Escrow Agent to be signed by the proper party or parties and shall not be liable with respect to any action taken or omitted to be taken by it in accordance with any instruction received by it hereunder.

          (c) The Loan Escrow Agent, in its capacity as such, shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct, and the Loan Escrow Agent shall have no duties to anyone except the Company, the Term Loan Collateral Agent and the Administrative Agent and their respective successors and permitted assigns.

          (d) The Loan Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Agreement, or the Loan Escrow Agent's duties hereunder, and the Loan Escrow Agent shall incur no liability and shall be fully protected with respect to any action taken or omitted in good faith in accordance with the opinion and instructions of counsel.

          (e) In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for the Account, the Loan Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Loan Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named herein for its failure or refusal to comply with such conflicting or adverse demands. The Loan Escrow Agent shall be entitled to continue so to refrain and refuse so to act until all differences shall have been resolved by agreement and the Loan Escrow Agent shall have been notified thereof in writing signed by the Company and the Administrative Agent. In the event of such disagreement which continues for ninety (90) days or more, the Loan Escrow Agent in its discretion may, but shall be under no obligation to, file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated and may deposit with the court all documents and property held hereunder. The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Loan Escrow Agent in such action, including reasonable attorneys' fees and disbursements.

          (f) The Loan Escrow Agent is hereby indemnified by the Company from all losses, costs and expenses of any nature incurred by the Loan Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, unless such losses, costs or expenses shall have been caused by the Loan Escrow Agent's willful misconduct or gross negligence. Such indemnification shall survive the resignation or removal of the Loan Escrow Agent and the termination of this Agreement until extinguished by any applicable statute of limitations.

          (g) The Loan Escrow Agent, in its capacity as such, does not have any interest in the Account or any funds or securities deposited hereunder but is serving as escrow holder only and having only possession thereof. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Loan Escrow Agent.

          (h) The Loan Escrow Agent (and any successor Loan Escrow Agent) may at any time resign as such by giving written notice of its resignation to the parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect. The Loan Escrow Agent may be removed at any time by act of the Administrative Agent. Upon the effective date of such resignation or removal of the Loan Escrow Agent, all funds and securities in the Account shall be delivered by it to such successor Loan Escrow Agent or as otherwise shall be instructed in writing by the Company and the Administrative Agent, whereupon the Loan Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time the Loan Escrow Agent has not received such instruction, the Loan Escrow Agent's sole responsibility after that time shall be to safekeep the Account and all funds and securities contained therein until receipt of a designation of successor Loan Escrow Agent, or a joint written instruction as to disposition of the Account and all funds and securities contained therein by the Company and the Administrative Agent or a final order of a court of competent jurisdiction mandating disposition of the Account and all funds and securities contained therein. If the Loan Escrow Agent is removed or resigns, the Company, by a Board Resolution, shall promptly appoint a successor Loan Escrow Agent.

          (i) The Loan Escrow Agent hereby accepts its appointment and agrees to act as Loan Escrow Agent under the terms and conditions of this Agreement and acknowledges receipt of the Initial Escrow Amount. The Company agrees to pay to the Loan Escrow Agent as payment in full for its services hereunder the Loan Escrow Agent's compensation as mutually agreed by the parties hereto. The Company further agrees to reimburse the Loan Escrow Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Loan Escrow Agent in the performance of its duties hereunder (including reasonable fees, and out-of-pocket expenses and disbursements, of its counsel). The obligations of the Company under the preceding two sentences shall survive the resignation or removal of the Loan Escrow Agent and the termination of this Agreement until extinguished by any applicable statute of limitations.

     9.   Tax Reporting. The Company shall be responsible for reporting all
          -------------
items of income, gain, expense and loss recognized in the Account.

     10.  Interest Payments; Partial Release; Termination; Remedies.
          ---------------------------------------------------------

          (a) Immediately prior to or on each of the first eight scheduled Interest Payment Dates for the Term Loan, the Company shall either (i) deposit with the Administrative Agent cash from funds other than those contained in the Account in an amount that is sufficient to pay the interest then due or (ii) direct the Administrative Agent to issue a release order to the Loan Escrow Agent providing for the release from the Account of cash sufficient to pay the interest on the Term Loan then due as directed; provided, however, that if the Company fails to effect either of
               --------  -------
     options (i) or (ii) in this Section 10(a) by 10:00 A.M. New York time on the applicable Interest Payment Date, the Administrative Agent shall direct the Loan Escrow Agent to liquidate investments (to the extent required), and disburse to the Administrative Agent the amounts required to be paid on the Term Loan as interest with respect to such applicable Interest Payment Date. The Loan Escrow Agent shall incur no liability arising out of its choice of investments to be liquidated pursuant to this Section 10(a).

          (b) If the Company has exercised the option set forth in clause (i) of
     Section 10(a), the Administrative Agent promptly shall direct the Loan Escrow Agent to transfer, and the Loan Escrow Agent promptly shall transfer, an amount equal to such amount deposited with the Loan Escrow Agent in the Account (the "Release Amount") to the Company to an account in the name of the Company or its designee as designated by the Company or its authorized representative. Concurrent with such transfer of the Release Amount, the security interest in the amounts so transferred shall be released and terminated without further notice, agreement or other action by any party hereto.

          (c) After such time as the first seven scheduled interest payments on the Term Loan have been made, the Administrative Agent and the Term Loan Collateral Agent promptly shall jointly direct the Loan Escrow Agent to transfer, and the Loan Escrow Agent promptly shall transfer, any and all remaining funds and securities in the Account and any proceeds thereof in excess of the amount of such funds and securities which, together with the proceeds thereof, are equal to the amount of the eighth interest payment on the Term Loan to the Company to an account in the name of the Company or its designee as designated by the Company or its authorized representative and to take such other steps as the Company may request to vest full ownership and control of the Account in the Company. Upon payment of the eighth scheduled interest payment, the security interest in the Account, the funds and securities therein, and the amount so transferred shall be released and terminated without further notice, agreement or other action by any party hereto. The Term Loan Collateral Agent and the Loan Escrow Agent agree to execute and file any and all UCC termination statements or releases as may be necessary to effectuate the foregoing.

          (d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

     11.  Miscellaneous.
          -------------

          (a) Entirety. This Agreement represents the entire agreement of the
              --------
     parties hereto with respect to the subject matter herein, and supersedes all prior agreements and understandings, oral or written, if any, including any correspondence relating thereto or the transactions contemplated herein.

          (b) Waivers, Amendments, Etc. Except as expressly, provided hereby,
              -------------------------
     the terms of this Agreement may be waived, altered, amended, modified, changed, discharged or terminated only by an instrument in writing duly executed by each of the parties hereto.

          (c) Severability. If any provision hereof is illegal, invalid or
              ------------
     unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the illegality, invalidity or unenforceability of any provision in any jurisdiction shall not affect the illegality, validity or enforceability of such provision in any other jurisdiction.

          (d) Successors. This Agreement shall be binding upon the Company, its
              ----------
     successors and assigns and shall inure, together with the rights and remedies hereunder, to the benefit of the Loan Escrow Agent and its successors and assigns and to the Term Loan Collateral Agent and its successors and assigns for the benefit of the Term Loan Secured Parties; provided, however, that the Company may not assign its rights or delegate
     --------  -------
     its duties hereunder without first filing with the Loan Escrow Agent a certificate of the Company that such assignment or transfer is permitted by the Credit Agreement.

          (e) Rules Of Construction. In this Agreement, words in the singular
              ---------------------
     number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement. Except as otherwise defined or capitalized herein, all terms herein shall have the meanings ascribed thereto in Article 8 of the Code.

          (f) Notices.  All notices, requests, consents and other communications
              -------
     provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by facsimile) delivered to the intended recipient at the address below or, as to any party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     If to the Company:

               Mission Energy Holding Company
               955 Overland Court
               San Dimas, California  91773
               Attention:  Chief Financial Officer
               Facsimile:  (909) 599-4850

     With a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, CA  90071
               Attention:  David B. Rogers
               Facsimile:  (213) 891-8763

     If to the Loan Escrow Agent:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, DE  19890
               Attention:  Corporate Trust Administration
               Facsimile:  (302) 651-8882

     If to the Administrative Agent or the Term Loan Collateral Agent:

               Goldman Sachs Credit Partners L.P.
               c/o Goldman Sachs & Co.
               85 Broad Street
               New York, NY  10004
               Attention:  Stephen King
               Facsimile:  (212) 357-0932

     The Company, the Loan Escrow Agent, the Administrative Agent or the Term Loan Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (g) Further Assurances. At any time and from time to time, upon the
              ------------------
     request of the Term Loan Collateral Agent or the Loan Escrow Agent or the Administrative Agent and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Term Loan Collateral Agent or the Loan Escrow Agent or the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including without limitation, the filing of any financing statements under the Code (or similar laws) in effect with respect to the security interests granted hereby.

          (h) Counterparts. This Agreement may be executed in any number of
              ------------
     counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          (i) Governing Law; Submission to Jurisdiction; Venue. (a) THIS
              ------------------------------------------------
     AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION. Any legal action or proceeding with respect to this Agreement or transactions contemplated hereby may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby irrevocably submits, for itself and in respect of its property, generally and unconditionally, to the non-exclusive jurisdiction of such courts. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address above pursuant to Section 11(f) hereof, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Loan Escrow Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company in any other jurisdiction.

          (j) Headings.  The headings of sections and subsections hereof are
              --------
     provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Escrow and Security Agreement to be duly executed as of the day and year first above written.
                              MISSION ENERGY HOLDING COMPANY

                              By: /s/ Brian E. Winn
                                  ----------------------------------
                                  Name:  Brian E. Winn
                                  Title: Vice President and Assistant Secretary

                              GOLDMAN SACHS CREDIT PARTNERS L.P.
                              as Term Loan Collateral Agent

                              By: /s/ Robert Wagner
                                  ----------------------------------
                                  Name:  Robert Wagner
                                  Title: Authorized Signatory

                              WILMINGTON TRUST COMPANY
                              as Loan Escrow Agent

                              By: /s/ James J. McGinley
                                  ----------------------------------
                                  Name:  James J. McGinley
                                  Title: Authorized Signatory

                              GOLDMAN SACHS CREDIT PARTNERS L.P.
                              as Administrative Agent

                              By: /s/ Robert Wagner
                                  ----------------------------------
                                  Name:  Robert Wagner
                                  Title: Authorized Signatory




                      (Loan Escrow and Security Agreement)

                                      S-1